Exhibit 99.25

                           TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT (this "Termination Agreement") is entered into as of April 16, 2002, by and between McLeodUSA Incorporated, a Delaware corporation (the "Company"), and the entities listed on the signature page hereto under the caption "FL Entities" (collectively, the "FL Entities").

     WHEREAS, the Company and the FL Entities are parties to that certain Exchange Agreement, dated as of September 30, 2001 (the "Exchange
Agreement") pursuant to which the FL Entities acquired shares of the Company's Series D Preferred Stock, par value $.01 per share (the "Series D Preferred"), and Series E Preferred Stock, par value $.01 per share (collectively with the Series D Preferred, the "2001 Preferred");

     WHEREAS, the Company and the FL Entities are parties to that certain Registration Rights Agreement, dated as of September 30, 2001 (the "Original Registration Rights Agreement");

     WHEREAS, the Company, the purchaser parties thereto and the FL Entities are parties to that certain Amended and Restated Purchase Agreement, dated as of January 30, 2002 (the "Purchase Agreement"), pursuant to which, among other things, the Company and the FL Entities agreed that at the closing of the transactions contemplated by the Restructuring, the Company and the FL Entities would enter into an agreement terminating the Exchange Agreement and confirming that the Original Registration Rights Agreement shall continue in full force and effect in accordance with its terms except as modified herein;

     WHEREAS, on January 31, 2002, the Company filed a plan of reorganization (the "Plan"), pursuant to which, among other things, the FL Entities will exchange their shares of 2001 Preferred for shares of the Company's Class B Common Stock, par value $.01 per share, and the Company's Class C Common Stock, par value $.0l per share, as part of a capital restructuring of the Company provided for in the Plan (the
"Restructuring"); and

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   TERMINATION

     The Exchange Agreement shall be terminated in its entirety upon consummation of the Restructuring and shall thereafter be of no further force and effect, except (i) for the reimbursement of any unreimbursed expenses as provided in Section 4.6(c) of the Exchange Agreement and (ii) as provided in Section 2 hereof.

2.   REGISTRATION RIGHTS

     The Parties agree and confirm that the Original Registration Rights Agreement shall continue in full force and effect in accordance with its terms, except that:

          (i) the definition of Registrable Securities contained in the Original Registration Rights Agreement is hereby deleted in its entirety and replaced with the following definition: "'Registrable Securities' means (i) any shares of Common Stock owned by the Purchasers, (ii) any shares of Common Stock issued or issuable upon the conversion, exercise or exchange of any shares of Class B Common Stock, Class C Common Stock or any other Common Stock equivalents at any time held by the Purchasers, and (iii) any shares of Common Stock issued with respect to the Common Stock referred to in clauses (i) or (ii) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. For purposes of this Agreement, a Purchaser shall be deemed to own Registrable Securities whenever such Purchaser has the right to acquire such Registrable Securities (upon conversion, exercise or otherwise) and such Purchaser shall not be required to convert or exercise such securities to participate in any registered offering hereunder prior to the closing of such offering. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred or disposed of and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent transfer or distribution of them shall not require registration of them under the Securities Act, or
                 (c) when such securities shall have been sold as permitted by, and in compliance with, the Securities Act unless any of the registration rights contained herein shall have been assigned to the purchaser or other transferee of such securities pursuant to Section 7 hereof.";

          (ii) the first sentence of Section 2.1 (a) of the Original Registration Rights Agreement is hereby amended to delete the phrase: "At any time or from time to time that the Purchasers are permitted to transfer Registrable Securities under Section 4.12 of the Exchange Agreement";

          (iii) the first sentence of Section 2.2(a) of the Original Registration Rights Agreement is hereby amended to delete the phrase: "and provided that the Purchasers are permitted to transfer Registrable Securities under Section
                 4.12 of the Exchange Agreement";

          (iv)   the first sentence of Section 3 of the Original
                 Registration Rights Agreement is hereby amended to delete the phrase: "Without limiting in any way the provisions of
                 Section 4.12 of the Exchange Agreement"; and

          (v) Section 7 of the Original Registration Rights Agreement shall be modified by deleting the third sentence thereof and replacing it with the following sentence: "This Agreement may not be assigned by any of the Purchasers, without the prior written consent of the Company (which consent shall not be unreasonably withheld); provided however, the Purchasers may, at their election, at any time or from time to time, assign their rights under this Agreement, in whole or in part, to any Affiliates of the Purchasers; provided further, however, that if any rights under this Agreement shall have been assigned by any of the Purchasers to an Affiliate, then any rights to withdraw shares from inclusion in a registration statement pursuant to Section 2 shall be made only by the Purchasers for themselves and all such Affiliates."

3.   MISCELLANEOUS

   3.1   BINDING EFFECT

     This Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

   3.2   GOVERNING LAW

     THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

   3.3   SUBMISSION TO JURISDICTION

     Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America in each case located in the State of Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 3.5 shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or of the United States of America in each case located in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

   3.4   WAIVER OF JURY TRIAL

     THE COMPANY AND THE FL ENTITIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TERMINATION AGREEMENT.

   3.5   NOTICES

     All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:


     (i)   if to the Company, to:

           McLeodUSA Incorporated
           McLeodUSA Technology Park
           6400 C Street SW
           PO Box 3177
           Cedar Rapids, Iowa  52406-3177
           Telecopy No.:  (319) 790-7901
           Attention:  Randall Rings, Esq.
           Group Vice President and Chief Legal Officer

           with a copy to (which shall not constitute notice):

           Skadden, Arps, Slate, Meagher & Flom (Illinois)
           333 West Wacker Drive, Suite 2100
           Chicago, IL 60606
           Telecopy No.:  (312) 407-0411
           Attention:  Peter C. Krupp, Esq.

     (ii)  if to the FL Entities, to:

           c/o Forstmann Little & Co.
           767 Fifth Avenue
           New York, NY  10153
           Telecopy No.:  (212) 759-9059
           Attention:  Thomas Lister

           with a copy to:

           Fried, Frank, Harris, Shriver & Jacobson
           One New York Plaza
           New York, NY  10004
           Telecopy No.:  (212) 859-8587
           Attention:  Aviva Diamant, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

   3.6   EXECUTION

     This Termination Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                   * * *

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Termination Agreement as of the date first above written.

FL ENTITIES

FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP-V, L.P.

By:  FLC XXX Partnership, L.P.
     its general partner

     By:/s/ Thomas H. Lister
        --------------------------------
        Thomas H. Lister,
        a general partner


FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY
MANAGEMENT BUYOUT PARTNERSHIP-VI, L.P.

By:  FLC XXIX Partnership, L.P.
     its general partner

     By:/s/ Thomas H. Lister
        --------------------------------
        Thomas H. Lister,
        a general partner


FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY
MANAGEMENT BUYOUT PARTNERSHIP-VII, L.P.

By:  FLC XXXIII Partnership, L.P.
     its general partner

     By:/s/ Thomas H. Lister
        --------------------------------
        Thomas H. Lister,
        a general partner


MCLEODUSA INCORPORATED


     By:/s/ Chris A. Davis
        --------------------------------
        Name:  Chris A. Davis
        Title: Chief Operating and
               Financial Officer